2 Connell Drive Berkeley Heights, NJ 07922

CONTACT:
Genta Incorporated Media: Joy Schmitt (908)-286-6449

Genta Incorporated Announces Webcast of
2004 Annual Shareholders Meeting

Berkeley Heights, NJ – June 21, 2004 – Genta Incorporated (Nasdaq: GNTA) today announced that the Company will provide an audio webcast of its 2004 Annual Meeting of Shareholders. The meeting will be held on Wednesday, June 23, 2004, at 11:00 am EDT, at The Hotel Westminster, Livingston, NJ.

A live audio webcast of the presentation can be accessed through Genta’s Investor Relations site at: http://www.genta.com/genta/InvestorRelation/events.html. A replay will be available 24 hours after the presentation and for 30 days thereafter.

The conference call can be accessed as follows:
U.S./Canada: Dial (800) 766-6630, reference Genta Annual Shareholders Meeting.
International: Dial (416) 695-5259, reference Genta Annual Shareholders Meeting.

Shareholders wishing to attend the meeting may call the hotel at 973-533-0600 for directions and information.

This press release and the audio webcast referenced herein may contain forward-looking statements with respect to business conducted by Genta Incorporated. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially. For a discussion of those risks and uncertainties, please see the Company's Annual Report/Form 10-K for 2003.

SOURCE: Genta Incorporated